Exhibit 10.10

ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF MARKET STOCK UNITS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s 2007 Equity Incentive Plan (the “Plan”).

Name (the “Participant”):	Name

You have been granted an award (“Award”) of market-performance based Restricted Stock Units (“Market Stock Units”). Each such Market Stock Unit represents the right to receive one Share. No Shares will be issued with respect to the Market Stock Units until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Grant Number:

Date of Grant:    [DATE]

Target Number of Market Stock Units:     [NUMBER] (the “Target Number of Market Stock Units”)

Maximum Number of Market Stock Units:	[NUMBER] (the “Maximum Number of Market Stock Units”)

Performance Period:	[__________] through [________] (subject to paragraph 4 of Exhibit A) (the “Performance Period”)

Performance Matrix:
The number of Market Stock Units in which the Participant may vest in accordance with the Vesting Schedule will depend upon the Company’s Stock Price Performance (as defined below) as compared to the NASDAQ Telecommunications Index Performance (as defined below) for the Performance Period and will be determined in accordance with paragraph 1 of Exhibit A.

Vesting Schedule:
Subject to paragraphs 3 and 4 of Exhibit A and the terms of the Plan, the Participant will vest in his or her Calculated Market Stock Units (as defined below) on the regularly scheduled quarterly vest date following the last day of the Performance Period, (i.e. March 15, June 15, September 15, December 15).

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Important additional information on vesting and forfeiture of the Market Stock Units covered by this grant is contained in the attached Market Stock Unit Agreement; please be sure to read the entire agreement.

The Market Stock Units evidenced by this Notice of Grant is part of and subject in all respects to the terms and conditions of the Plan (a copy of which has been made available to you by the Company) and the attached Market Stock Unit Agreement (together with this Notice of Grant, the “Agreement”).

By your signature to this Agreement, you represent and warrant that you are familiar with, and agree to be bound by, the terms and provisions of the Plan and this Agreement. You further represent and warrant that you have reviewed this Agreement and the Plan in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understand all provisions of the Plan and this Agreement.

You also agree (1) to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement and (2) to notify the Company upon any change in the residence address indicated below (and any subsequent change).

Finally, if you have not previously done so with respect to a prior equity grant, you represent that you have reviewed the Stock Trading Plan for Mandatory Sale of Shares to Cover Tax Withholding Obligations (Exhibit B to this Agreement), which you must sign (in writing or electronically) and return to the Company.

You acknowledge and agree that by submitting your acceptance on the E*TRADE online grant acceptance page, it will act as your electronic signature to this Agreement and will result in a contract between you and the Company with respect to this Award of Market Stock Units. You may, if you prefer, sign and return to the Company a paper copy of this Agreement.

Participant:	Aruba Networks, Inc.
Name and Address

EXHIBIT A
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN

MARKET STOCK UNIT AGREEMENT

1.Grant.

(a)The Company hereby grants to the Participant an award of Market Stock Units, as set forth in the Notice of Grant of Market Stock Units (“Notice of Grant”) attached to (and part of) this Market Stock Unit Agreement (together, the “Agreement” or the “Market Stock Unit Agreement”) and subject to the terms and conditions in this Agreement and the Company’s 2007 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Market Stock Unit Agreement.

(b)The number of Market Stock Units in which the Participant may vest in accordance with the Vesting Schedule set forth in the Notice of Grant will depend upon the Company’s Stock Price Performance as compared to the NASDAQ Telecommunications Index Performance calculated on the last day of the Performance Period. The actual number of Market Stock Units that will vest after completion of the Performance Period will be determined as follows:

i.	Performance Calculation and Growth Rate Delta.

1. The “Company’s Stock Price Performance” means the percentage increase or decrease calculated as follows: (the average adjusted closing price per share of the Company’s common stock for the last ninety (90) market trading days prior to the last day of the Performance Period less the average adjusted closing price per share of the Company’s common stock for the last ninety (90) market trading days prior to the commencement of the Performance Period) divided by the average adjusted closing price per share of the Company’s common stock for the last ninety (90) market trading days prior to the commencement of the Performance Period.  Notwithstanding the foregoing, in the event of a Change in Control of the Company, the “Company’s Stock Price Performance” means the percentage increase or decrease calculated as (the per share value of the Company’s common stock paid to its stockholder in connection with the Change in Control less the average adjusted closing price per share of the Company’s common stock for the last ninety (90) market trading days prior to the commencement of the Performance Period) divided by the average adjusted closing price per share of the Company’s common stock for the last ninety (90) market trading days prior to the commencement of the Performance Period.

2. The “NASDAQ Telecommunications Index Performance” means the percentage increase or decrease calculated as follows: (the adjusted index value of the NASDAQ Telecommunications Index (IXTC) for the last ninety (90) market trading days prior to the last day of the Performance Period less the adjusted index value of the NASDAQ Telecommunications Index (IXTC) for the last ninety (90) market trading days prior to the commencement of the Performance Period) divided by the average adjusted index value of the NASDAQ Telecommunications Index (IXTC) for the last ninety (90) market trading days prior to the commencement of the Performance Period.

3. The Company’s Stock Price Performance will be compared against the NASDAQ Telecommunications Index Performance (each expressed as a growth rate percentage) to result in a growth rate (the “Growth Rate Delta”) equal to the Company’s Stock Price Performance minus the NASDAQ Telecommunications Index Performance. The Growth Rate Delta will be calculated on the last day of the Performance Period.

ii.	Market Stock Unit Calculations

1.     If the Growth Rate Delta is equal to 0%, the number of Market Stock Units that will be eligible to vest (the “Calculated Market Stock Units”) on the last day of the Performance Period will equal 100% of the Target Number of Market Stock Units.

2.     If the Growth Rate Delta is greater than 0%, the number of Market Stock Units that will be Calculated Market Stock Units on the last day of the Performance Period will equal (i) the Target Number of Market Stock Units, multiplied by (ii) the sum of (A) 100% plus (B) two times the Growth Rate Delta; provided, however, that in no event will more than 100% of the Maximum Number of Market Stock Units become Calculated Market Stock Units on the last day of the Performance Period.

3.     If the Growth Rate Delta is less than 0%, the number of Market Stock Units that will be Calculated Market Stock Units on the last day of the Performance Period will equal (i) the Target Number of Market Stock Units, multiplied by (ii) the sum of (A) 100% plus (B) two and one-half times the Growth Rate Delta (it being understood that because the Growth Rate Delta would be a negative number that it will act as a subtraction from 100%). If the Growth Rate Delta is equal to or less than negative 40%, then the number of Target Market Stock Units that will become Calculated Market Stock Units on the last day of the Performance Period will equal 0.

4.     For purposes of determining the number of Calculated Market Stock Units, any partial shares will be rounded down to the nearest whole Share and any fractional Shares will be forfeited for no consideration. Any Market Stock Units determined to not be Calculated Market Stock Units will be forfeited at the time of such determination at no cost to the Company.

iii.	Examples (for illustration purposes only).

1.     Example #1: If the Growth Rate Delta on the last day of the Performance Period equaled 20%, then 140% (equal to 100% plus (2 times 20%) of the Target Number of Market Share Units would be Calculated Market Stock Units and would vest on the last day of the Performance Period subject to Participant continuing to be a Service Provider through such date.

2.     Example #2: If the Growth Rate Delta on the last day of the Performance Period equaled negative 20%, then 50% (equal to 100% plus (2.5 times negative 20%)) of the Target Number of Market Share Units would be Calculated Market Stock Units and would vest on the last day of the Performance Period subject to Participant continuing to be a Service Provider through such date.

2. Company’s Obligation. Each Market Stock Unit represents the right to receive a Share on the vesting date (or at such later time as indicated in this Agreement). Unless and until the Market Stock Units vest, the Participant will have no right to receive Shares under such Market Stock Units. Prior to actual distribution of Shares pursuant to any vested Market Stock Units, such Market Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. When the Market Stock Units are paid out to the Participant, they will be paid out in whole Shares only and the purchase price will be deemed paid by the Participant for each Market Stock Unit through the past services rendered by the Participant, and will be subject to the appropriate tax reporting and, if applicable, appropriate tax withholding.

3. Vesting Schedule. Subject to paragraphs 4, 5 and 6(b) and 6(c) and the terms of the Plan, the Market Stock Units awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant, subject to Participant remaining a Service Provider through each applicable vesting date.

4. Change in Control. In the event of a Change in Control, the Performance Period shall be deemed to end upon the closing of the Change in Control (the “Closing”) for purposes of determining the Company’s Stock Price Performance and the NASDAQ Telecommunications Index Performance and the number of Market Stock Units that are Calculated Market Stock Units will be determined in accordance with the Performance Calculation and paragraph 1 of this Exhibit A. The Participant will vest in the number of Calculated Market Stock Units as follows:

(a)     On the date of, and contingent upon the Closing, and notwithstanding the provisions of Section 15(c) of the Plan, the Participant will vest in that number of Calculated Market Stock Units equal to (i) (A) the number of fully completed calendar months that have elapsed from the commencement of the Performance Period through the Closing, (B) divided by [12/24/36]3, multiplied by (ii) the number of Calculated Market Stock Units, with the result rounded down to the nearest whole Share.

(b)     The Calculated Market Stock Units that do not vest pursuant to Paragraph 4(a) will vest in equal quarterly installments at the end of each three (3) month period following the Closing with the number of quarterly vesting dates equal to (i) (A) the total number of months in the original Performance Period (notwithstanding the occurrence of a Change in Control) less (B) the number of fully completed calendar months that have elapsed from the commencement of the Performance Period through the Closing, divided by (ii) three (3) (with the result rounded down to the nearest whole number); provided, however, that 100% of the Calculated Market Stock Units that are unvested as of the last day of the originally scheduled expiration of the Performance Period notwithstanding the occurrence of a Change in Control prior to such date shall vest on the last day of the originally scheduled expiration of the Performance Period notwithstanding the occurrence of a Change in Control prior to such date, unless vested earlier in accordance with the terms of this Agreement, the Plan, or any employment or other change in control agreement by and between the Company and the Participant.

5. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant terminates service as a Service Provider for any or no reason prior to vesting, the unvested Market Stock Units awarded by this Agreement will be forfeited at the time of such termination at no cost to the Company.

6. Payment after Vesting

(a)     Subject to paragraph 10, any Market Stock Units that vest will be paid to the Participant (or in the event of the Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of paragraphs 6(b) and 6(c), such vested Market Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Market Stock Units payable under this Agreement.

(b) Acceleration.

i.     Discretionary Acceleration. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the unvested Market Stock Units, such Market Stock Units will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of paragraph 5, this paragraph 6 and paragraph 10, the payment of such accelerated portion of the Market Stock Units shall be made as soon as practicable after the new vesting date, but, except as provided in this Agreement, in no event later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the date that is the fifteenth (15th) day of the third (3rd) month following the applicable vesting date; provided, however, if the Award is “deferred compensation” within the meaning of Section 409A, the payment of such accelerated portion of the Market Stock Units nevertheless shall be made at the same time or times as if such Market Stock Units had vested in accordance with the vesting schedule set forth in paragraph 3, including any necessary application of the six-month delay provided for in paragraph 6(c) (whether or not the Participant remains employed by the Company or a Parent or Subsidiary of the Company as of such date(s)), unless an earlier payment date, in the judgment o

f the Administrator, would not cause the Participant to incur an additional tax under Section 409A, in which case, payment of such accelerated Market Stock Units shall be made no later than the fifteenth (15th) day of the third (3rd) month (and in all cases within ninety (90) days) following the earliest permissible payment date that would not cause the Participant to incur an additional tax under Section 409A (subject to paragraph 6(c) with respect to specified employees). Notwithstanding the foregoing, any delay in payment pursuant to this paragraph 6(b)(i) will cease upon the Participant’s death and such payment will be made as soon as practicable after the date of the Participant’s death (and in all cases within ninety (90) days of such death).

ii.     Change in Control. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of all or a portion of the Market Stock Units accelerates pursuant to any plan, agreement, resolutions or arrangement that provides for acceleration in the event of a change in control that is not a “change in control” within the meaning of Section 409A, then the payment of such accelerated portion of the Market Stock Units will be made in accordance with the timing of payment rules that apply to discretionary accelerations under paragraph 6(b)(i) of this Agreement. If the vesting of all or a portion of the Market Stock Units accelerates in the event of a Change in Control that is a “change in control” within the meaning of Section 409A, then the payment of such accelerated Market Stock Units shall be paid no later than the date that is the fifteenth (15th) day of the third (3rd) month (and in all cases within ninety (90) days) following the vesting date.

(c)     Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Market Stock Units is accelerated in connection with the Participant’s termination as a Service Provider, such accelerated Market Stock Units will not be payable by virtue of such acceleration until and unless the Participant has a “separation from service” within the meaning of Section 409A. Further, and notwithstanding anything in the Plan or this Agreement to the contrary, if any such accelerated Market Stock Units would otherwise become payable upon a “separation from service” within the meaning of Section 409A, and if (x) the Employee is a “specified employee” within the meaning of Section 409A at the time of such “separation from service” (other than due to the Employee’s death) and (y) the payment of such accelerated Market Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s “separation from service”, then, to the extent necessary to avoid the imposition of such additional taxation, the payment of such accelerated Market Stock Units otherwise payable to Participant during such six (6) month period will accrue and will not be made until the date six (6) months and one (1) day following the date of Participant’s “separation from service”, unless the Participant dies following his or her termination as a Service Provider, in which case, the Market Stock Units will be paid in Shares as soon as practicable following his or her death (and in all cases within ninety (90) days of Participant’s death). It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Market Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

7. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

9. No Effect on Employment or Service. The Participant’s employment or service with the Company and its Parent or Subsidiaries is on an at-will basis only. Accordingly, nothing in this Agreement or the Plan shall co nfer upon the Participant any right to continue to be employed by or in service with the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate or change the terms of the employment or service of the Participant at any time for any reason whatsoever, with or without good cause or notice.

10. Tax Withholding. Until and unless the Administrator determines otherwise, on the date or dates on which tax withholding obligations arise with respect to the Market Stock Units (or as soon as administratively practicable thereafter), a number of Shares sufficient to pay the minimum income, employment and other applicable taxes required to be withheld with respect to the Shares (the “Tax-Related Items”) will be sold pursuant to such procedures as the Administrator in its sole discretion may specify from time to time; provided, however, that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan. The proceeds from such sale shall be used to satisfy Participant’s tax withholding obligations (and any associated broker or other fees) arising with respect to the Market Stock Units. Only whole Shares will be sold to satisfy any tax withholding obligations. The proceeds from the sale of Shares in excess of the tax withholding obligation (and any associated broker or other fees) will be remitted to the Participant pursuant to such procedures as the Administrator may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the tax withholding obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy such tax withholding obligations by any means other than such sale of Shares, as set forth under this paragraph 10, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.
In addition, after consultation with the Company’s Compliance Officer (as defined in the Company’s Insider Trading Policy), the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require the Participant to satisfy such tax withholding obligations with respect to the Tax-Related Items, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned Shares having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. Notwithstanding any contrary provision of this Agreement, no Shares shall be distributed to the Participant unless and until all Tax-Related Items have been withheld or otherwise satisfied with respect to such Shares. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items at the time any applicable Shares otherwise are scheduled to vest or tax withholdings are otherwise due with respect to the Market Stock Units, the Participant will permanently forfeit such Shares and the Shares will be returned to the Plan at no cost. All income, employment and other taxes related to the Market Stock Units and any Shares delivered in payment thereof are the sole responsibility of Participant.

11. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)     “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

12.  Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 1344 Crossman Ave., Sunnyvale, CA 94089-1113, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

13. Grant is Not Transferable. This award of Market Stock Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by the Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award of Market Sock Units, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16. Plan Governs. This Agreement (including the Notice of Grant) is subject to all terms and provisions of the Plan. Subject to Section 20(c) of the Plan, in the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

17. Headings. Headings provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Market Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. Entire Agreement; Governing Law; Modifications. The Plan is incorporated herein by reference. The Plan and this Agreement (including the Notice of Grant) constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding the foregoing, the acceleration of vesting provisions included in [NAME OF AGREEMENT] shall apply to this Award of Market Stock Units; provided, however, that for all purposes of such provisions, any definition of “change in control” or “change of control” shall be deemed to mean a “Change in Control” as defined in the Plan. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Market Stock Units. However, the Company makes no representation that this Award of Market Stock Units is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Award of Market Stock Units. This Agreement is governed by California law except for that body of law pertaining to conflict of laws.

EXHIBIT B
Stock Trading Plan
for Mandatory Sale of Shares to Cover Tax Withholding Obligations

I am adopting and entering into this stock trading plan (the “Sales Plan”) so that I may receive the necessary proceeds to satisfy any requirements to pay the minimum income, employment and other applicable taxes (collectively, “Taxes”) required to be withheld by the Company (or the employing Parent or Subsidiary) on my behalf if and when such tax withholding obligations arise as a result of the grant by the Company to me of any restricted stock units (including any market stock units), shares of restricted stock or performance shares. I dispel any inference that I am selling Shares on the basis of or while aware of material nonpublic information or that such sales evidence my awareness of material nonpublic information or information at variance with the Company’s statements to investors.

1. Recitals.

a. I intend for this Sales Plan to comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b. I am establishing this Sales Plan in order to permit the orderly disposition of a portion of the Shares that I acquired (or will acquire) pursuant to an award of restricted stock units (including market stock units), restricted stock or performance shares (each, an “Equity Award”). The Shares are being sold pursuant to a mandatory sale provision in the Agreement to provide the necessary proceeds to satisfy any Taxes if and when any tax withholding obligations arise, as well any broker or other fees associated with such sales. By adopting and entering into this Sales Plan, I agree and acknowledge that I may not satisfy such Taxes and associated broker and other fees by any means other than the sale of Shares pursuant to the terms and conditions of this Sales Plan. This Sales Plan will apply to the mandatory sale of Shares under all future Equity Awards received by me from the Company.

2. Representations, Warranties and Covenants.

I hereby represent, warrant and covenant that:

a. I am not aware of any material nonpublic information concerning the Company or its securities. I am entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

b. Once vested, the Shares to be sold under this Sales Plan shall be owned free and clear by me and are not subject to any liens, security interests or other encumbrances or limitations on disposition other than those imposed by Rule 144 under the Securities Act of 1933, as amended.

c. If I am an executive officer or director of the Company, I acknowledge that any filings required under Section 16 of the Exchange Act are my sole responsibility.

d. I am aware that in order for this Sales Plan to constitute a plan pursuant to Rule 10b5-1(c) of the Exchange Act, I must not enter into or alter a corresponding or hedging transaction with respect to the Shares.

3. Implementation of the Plan.

a. The Company has appointed or shall appoint a broker (the “Broker”) (or the Company may, in its discretion, permit me to appoint a Broker) to sell Shares pursuant to the terms and conditions set forth below.

b. The Broker is authorized to begin selling Shares pursuant to this Sales Plan commencing on the date that the first Shares under the Equity Award vest. The Broker shall sell such number of Shares as shall be required to satisfy (i) the applicable Taxes in accordance with my then current applicable withholding rate and (ii) any associated broker or other fees.

c. I understand that the Broker may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). I also understand that even in the absence of a Blackout, the Broker may be unable to effect sales consistent with ordinary principles of best execution, due to insufficient volume of trading, or other market factors in effect on the date of a sale.

4. Termination. This Sales Plan shall terminate upon the last day of my service with the Company. This Sales Plan may not be terminated, modified or amended at any time without the prior approval of the Administrator or the Company’s Compliance Officer.

I acknowledge and agree that by submitting my acceptance on the E*TRADE online grant acceptance page, it will act as my electronic signature to this Sales Plan and will result in a contract between me and the Company with respect to this Sales Plan. I understand that I may, if I prefer, sign and return to the Company a paper copy of this Sales Plan.

PARTICIPANT:

Signature

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